UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2018

ATTIS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12540 Broadwell Road, Suite 2104
Milton, GA 30004

(Address of principal executive offices, including Zip Code)

(678) 580-5661
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01    Entry into a Material Definitive Agreement.

On August 29, 2018 (the “Closing Date”), Attis Industries Inc. (the “Company”) closed its private placement of senior secured convertible notes with an initial principal face amount of $5,439,000 (collectively, the “Notes”) and warrants for the purchase of an aggregate of 4,532,500 shares of common stock (the “Common Stock”) of the Company (subject to adjustment pursuant to the terms thereof) (collectively, the “Warrants”) having a per share purchase price of $0.60, subject to adjustment as provided therein. The private placement resulted in gross proceeds to the Company of $4,900,000 (including $300,000 offset of certain of the Company’s outstanding indebtedness).

The Notes accrue interest at a rate of 8% per annum on the basis of a 360-day year, payable on the first day of each month, beginning on the first such date after the Closing Date. If an Event of Default (as defined in the Notes) occurs, interest shall instead accrue from the date of such Event of Default at the rate equal to the lesser of 18% per annum and the maximum amount permitted by New York Law. The Notes reach full maturity on August 29, 2019.

Commencing on November 27, 2018, and continuing on the first trading day of each of the following nine successive months thereafter (each, an “Amortization Redemption Payment Date”) or such later date determined by the holder of a Note in a deferral notice, the Company is obligated to make amortization payments that if paid in cash is equal to the product of: (a) (i) 115%, if the applicable Amortization Redemption Payment Date occurs on or prior to the date that is the 180th calendar day immediately following the Closing Date, or (ii) 120%, if the applicable Amortization Redemption Payment occurs on or after the date that is the 181st calendar day immediately following the Closing Date, multiplied by (b) the sum of (i) one-tenth (1/10th) of the initial aggregate principal amount of the Notes, (ii) 100% of all accrued and unpaid interest on the principal amount of the Notes that is subject to such amortization payment, (iii) 100% of the Make-Whole Amount (as defined in the Notes) payable in respect of the principal amount of the Notes that is subject to such amortization payment (as applicable), and (iv) all liquidated damages, costs of collection and other amounts payable in respect of the Notes as of the applicable Amortization Redemption Payment Date for such amortization payment. If on any day during the period commencing ten trading days prior to the applicable Amortization Redemption Payment Date and including such Amortization Redemption Payment Date the Equity Conditions (as defined in the Notes) have not been satisfied (or waived in writing by the holders of the Notes) (each an “Equity Conditions Failure”), the Company may, in its sole discretion, make such amortization payment in a number of shares of Common Stock equal to the quotient obtained by dividing (A) the sum of (i) one-tenth (1/10th) of the initial aggregate principal amount of the Notes, (ii) 100% of all accrued and unpaid interest on the principal amount of the Notes that is subject to such amortization payment, (iii) 100% of the Make-Whole Amount (as defined in the Notes) payable in respect of the principal amount of the Notes that is subject to such amortization payment (as applicable), and (iv) all liquidated damages, costs of collection and other amounts payable in respect of the Notes as of the applicable Amortization Redemption Payment Date for such amortization payment by (B) the lesser of (i) $0.60, subject to adjustment as provided in the Notes, and (ii) 80% of the lowest VWAP (as defined in the Notes) during the ten (10) consecutive trading days ending on the trading day that is immediately prior to the applicable Amortization Redemption Payment Date (the “Amortization Conversion Rate”). Under the terms of the Notes, the Amortization Conversion Price may not be less than $0.15 (subject to adjustment as provided in the Notes) (the “Conversion Price Floor”), provided, that in the event that the Amortization Conversion Rate would otherwise be less than the Conversion Price Floor, the Company shall pay to the holder of the Notes the Conversion Make-Whole Payment (as defined in the Notes) on such Amortization Redemption Payment Date, provided further, that in the event that a Holder elects to defer an amortization payment, the Amortization Conversion Rate to be calculated as of the delivery of the deferral notice. In addition, subject to certain limitations set forth in the Notes, the holder of a Note may convert the principal amount of such Note and other amounts payable thereunder into shares of Common Stock at a conversion price equal to $0.60, subject to adjustment as provided in the Notes. Notwithstanding anything to the contrary provided herein or in the Notes, upon the date of an Event of Default, the conversion price shall be equal to the lower of the applicable conversion price and 70% of the lowest VWAP during the 10 consecutive trading days ending on the trading day immediately prior to the relevant conversion date.

Following each issuance by the Company or any of its subsidiaries for capital-raising purposes of (i) common stock or common stock equivalents for cash consideration, (ii) indebtedness, or (iii) a combination of units thereof, resulting in cash gross proceed to the Company in an amount equal to or greater than $1,000,000, the Company is required to use 50% of such gross proceeds in excess of $1,500,000 to redeem in cash from each holder such amounts under the Notes. In addition, the Company may, at any time during which no Equity Conditions Failure has occurred, redeem all, but not less than all, of the then-outstanding principal amount of each Note, plus accrued but unpaid interest thereon, the Make-Whole Amount, liquidated damages and other amounts owing in respect thereof through and including the redemption date for a cash redemption price equal to the product of: (a) (i) 115%, if the applicable redemption date for such redemption occurs on or prior to the date that is the 180th calendar day following the Closing Date, or (ii) 120%, if the applicable redemption date for such redemption occurs on or after the date that is the 181st calendar day following the Closing Date, multiplied by (b) the sum of (i) the principal amount of each such Note that is subject to the redemption, (ii) 100% of the accrued and unpaid interest on the principal amount of each such Note that is subject to such redemption, (iii) 100% of the Make-Whole Amount payable in respect of the principal amount of each such Note that is subject to such redemption (as applicable), and (iv) all liquidated damages, costs of collection and other amounts payable in respect of each such Note as of the applicable redemption date for such redemption.

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The Notes and Warrants were issued pursuant to the terms of that certain Securities Purchase Agreement dated August 29, 2018 (the “Note and Warrant Purchase Agreement”) among the Company and the purchasers identified therein (the “Purchasers”), which, among other things, requires the Company to file an Information Statement on Schedule 14C relating to required approvals obtained by written consent of the Company’s shareholders and, in addition, prohibits the Company from, among other things, without the prior written consent of the Purchasers (i) while the Notes remain outstanding, reducing the conversion or exchange prices of certain outstanding securities convertible into shares of the Company’s common stock or increasing the number of shares of common stock issuable thereunder, (ii) engaging in certain variable rate transactions until the later of twelve months from the Closing Date or the date on which the Notes are no longer outstanding, and (iii) while the Notes remain outstanding, engaging in any agreement, plan, arrangement or transaction structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

To induce the Purchasers to effect the transactions contemplated by the Note and Warrant Purchase Agreement, the Company, certain of its subsidiaries (collectively, with the Company, the “Debtors”), the Purchasers and MEF I, L.P., a Delaware limited partnership, as collateral agent, entered into that certain Security Agreement (the “Security Agreement”) dated as of the Closing Date, pursuant to which the Debtors pledged a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right and title to, and interest in, the assets of the Debtors. Subject to certain exclusions, the collateral includes, without limitation, those certain receivables and the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the equity interests of the Debtors (other than the Company) owned, directly or indirectly, by the Company: (i) all goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory; (ii) all contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the organizational documents of the Debtors, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, intellectual property and income tax refunds; (iii) all accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit; (iv) all documents, letter-of-credit rights, instruments and chattel paper; (v) all commercial tort claims; (vi) all deposit accounts and all cash (whether or not deposited in such deposit accounts); (vii) all investment property; (viii) all supporting obligations; (ix) all files, records, books of account, business papers, and computer programs; and (x) the products and proceeds of all of the foregoing collateral set forth in clauses (i)-(ix) above. Upon an event of default, the Purchaser will have the right to exercise certain remedies, including the right to take possession of the collateral. In addition to the Security Agreement, the Company granted a security interest in the Company’s intellectual property rights to the Purchasers pursuant to the terms of that certain Intellectual Property Security Agreement, dated as of the Closing Date (the “IP Security Agreement”). The obligations of the Company under the Notes, the Warrants and the other documents and instruments executed in connection with the transactions contemplated by the Purchase Agreement, are guaranteed, jointly and severally, by each of the other Debtors pursuant to that certain Subsidiary Guarantee, dated as of the Closing Date (the “Subsidiary Guaranty”).

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Contemporaneously with the execution of the Note and Warrant Purchase Agreement, the Company entered into that certain Registration Rights Agreement (the “Note and Warrant Registration Rights Agreement”), by and among the Company and the Purchasers, pursuant to which the Company agreed to file with the Securities and Exchange Commission, a registration statement on Form S-1 for the registration of shares of Common Stock issuable to the Purchasers upon conversion of the Notes and the Warrants, subject to certain conditions and limitations set forth therein.

On the Closing Date, the Company also entered into that certain payoff letter (the “Payoff Letter”) with Goldman Sachs Specialty Lending Group, L.P. (“GSSLG”). Pursuant to the Payoff Letter, the Company fully satisfied its outstanding obligations under that certain Second Amended and Restated Credit and Guaranty Agreement dated April 20, 2018 (the “Second Amended and Restated Credit Agreement”), by and among the Company, certain subsidiaries of the Company and GSSLG, and each of the other credit documents entered into therewith (collectively, the “GS Credit Documents”), including the term loan (the “GS Term Loan”) thereunder in an amount of approximately $8,700,000, by (i) making a cash payment of $3,000,000 to Goldman Sachs Specialty Lending Holdings, Inc. (“GS Holdings”) and (ii) issuing to Goldman Sachs & Co. LLC (“GS,” as designee of GS Holdings) 2,500 shares of Series F Preferred Stock (the “Series F Preferred Stock”) of the Company pursuant to the terms of that certain Securities Purchase Agreement, dated as of the Closing Date, by and between the Company and GS Holdings (the “Series F Purchase Agreement”). Upon delivery of the cash payment and issuance of the shares of Series F Preferred Stock required under the Payoff Letter, the parties terminated the Second Amended and Restated Credit Agreement, the other GS Credit Documents and the GS Term Loan thereunder.

The Series F Purchase Agreement contains substantially similar covenants to those contained in the Note and Warrant Purchase Agreement. The Company also entered into a letter agreement with GS dated as of the Closing Date (the “GS Side Letter”), which provides GS with additional rights, including, among other things, (i) subject to certain exceptions stated therein, an obligation to refer potential purchasers of the Company’s securities (including potential purchasers of newly-issued securities from the Company or outstanding securities) to GS to purchase shares of Series F Preferred Stock held by GS, and following any such referral, giving GS 90 days to negotiate the sale of all or a portion of the shares of Series F Preferred Stock held by GS to such potential purchaser, and (ii) following the issuance on or after November 27, 2018 by the Company or any of its subsidiaries for capital-raising purposes of Common Stock or Common Stock Equivalents (as defined in the Series F Purchase Agreement) for cash consideration (a “Qualified Subsequent Financing”), a requirement to use 50% of the gross proceeds of such Qualified Subsequent Financing to redeem, simultaneously with the closing of such Qualified Subsequent Financing, shares of Series F Preferred Stock at a price equal to 120% of the stated value of such shares set forth in the Company’s Certificate of Incorporation, plus accrued and unpaid dividends thereon, and certain other fees or liquidated damages.

Contemporaneously with the execution of the Series F Purchase Agreement, the Company entered into that certain Amended and Restated Registration Rights Agreement (the “Series F Registration Rights Agreement”), by and between the Company and GS, pursuant to which the Company agreed, among other things, to file with the Securities and Exchange Commission, a registration statement on Form S-1 for the registration of shares of all of the Common Stock issued to GS and all of the shares of Common Stock issuable to GS upon conversion of the Series F Preferred Stock, subject to certain conditions and limitations set forth therein.

In addition to the cash payments required under the Payoff Letter, the Company used the proceeds of the transactions contemplated by the Note and Warrant Purchase Agreement to satisfy $942,500 of outstanding obligations under existing promissory notes and certain transaction expenses and for other general corporate purposes.

The Company utilized the services of Garden State Securities, Inc., a FINRA-registered placement agent, for the private placement of the Notes and the Warrant to the Purchasers. In connection with such private placement, the Company paid such placement agent an aggregate cash fee of $300,000, of which $150,000 was paid on the Closing Date, and will issue to such placement agent or its designees a warrant to acquire approximately 783,000 shares of Common Stock.

The foregoing descriptions of the Note and Warrant Purchase Agreement, the Notes, the Warrants, Note and Warrant Registration Rights Agreement, the Series F Purchase Agreement, the GS Side Letter, the Series F Registration Rights Agreement, the Payoff Letter, the Security Agreement, the IP Security Agreement and the Subsidiary Guaranty do not purport to be complete and are qualified in their entirety by reference to the Note and Warrant Purchase Agreement, the Notes, the Warrants, Note and Warrant Registration Rights Agreement, the Series F Purchase Agreement, the GS Side Letter, the Series F Registration Rights Agreement, the Payoff Letter, the Security Agreement, the IP Security Agreement and the Subsidiary Guaranty, which are filed as Exhibits 4.1, 4.2 and 4.3, 4.4, 4.5, 4.6, 4.7, 10.1, 10.2, 10.3, 10.4 hereto, respectively, and incorporated herein by reference.

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ITEM 1.02    Termination of a Material Definitive Agreement.

The information relating to the Payoff Letter, the Second Amended and Restated Credit Agreement, the GS Credit Documents and the GS Term Loan set forth in Item 1.01 of this Form 8-K is incorporated into this Item 1.02 by reference.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

The information relating the Security Agreement, the IP Security Agreement and the Subsidiary Guaranty set forth in Item 1.01 of this Form 8-K and the information set forth in Item 1.02 of this Form 8-K are incorporated into this Item 2.01 by reference.

ITEM 2.03    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information relating the Notes, the Security Agreement, the IP Security Agreement and the Subsidiary Guaranty set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 3.02    Unregistered Sale of Equity Securities.

The Notes, the Warrants, the shares of Series F Preferred Stock, and the Common Stock issuable upon conversion or exercise thereof have been sold and issued and will be issued in accordance with and reliance on the exemption from registration provided by Section 4(a)(2) and a safe harbor thereunder pursuant to Regulation D of the Securities Act. The description of the Notes, the Warrants and the Series F Preferred Stock set forth in Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by reference.

On August 29, 2018, the Company also issued 600,000 fully-vested shares of Company Common Stock to a consultant for services provided to the Company for no additional purchase price. The 600,000 shares of Common Stock issued to the consultant were issued in accordance with and reliance on the exemption from registration provided by Section 4(a)(2) and a safe harbor thereunder pursuant to Regulation D of the Securities Act.

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws.

On August 28, 2019, the Company filed a Certificate of Amendment with the New York State Department of State in contemplation of the issuance of shares of Series F Preferred Stock to GS, to increase the number of authorized shares of the Company’s Series F Preferred Stock from 3,600 to 5,001 shares. The Company further amended its Certificate of Incorporation to provide that until shareholder approval is effective, only 2,500.02 shares of Series F Preferred Stock presently outstanding may convert to shares of Common Stock.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation
4.1	Securities Purchase Agreement dated as of August 29, 2018, by and between Attis Industries Inc. and the purchasers identified therein
4.2	Form of 8% Senior Secured Convertible Promissory Note
4.3	Form of Common Stock Purchase Warrant
4.4	Registration Rights Agreement dated as of August 29, 2018, by and between Attis Industries Inc. the holders signatory thereto
4.5	Series F Preferred Stock Securities Purchase Agreement dated as of August 29, 2018, by and between Attis Industries Inc. and Goldman Sachs Specialty Lending Holdings, Inc.
4.6	Side Letter dated as of August 29, 2018 from Attis Industries Inc. to Goldman Sachs & Co. LLC
4.7	Amended and Restated Registration Rights Agreement dated as of August 29, 2018, by and between Attis Industries Inc. and Goldman Sachs & Co. LLC
10.1	Payoff Letter dated as of August 29, 2018 from Attis Industries Inc. to Goldman Sachs Specialty Lending Group, L.P.
10.2	Security Agreement dated as of August 29, 2018, by and among Attis Industries Inc., the subsidiariess of Attis Industries Inc. that is a signatory thereto, the holders of the Company’s 8% Senior Secured Convertible Promissory Notes and MEF I, L.P., as collateral agent
10.3	Intellectual Property Security Agreement dated as of August 29, 2018, by Attis Industries Inc., in favor of the holders of the Company’s 8% Senior Secured Convertible Promissory Notes
10.4	Subsidiary Guaranty, dated as of August 29, 2018, by each of the subsidiaries of Attis Industries Inc. that is a signatory thereto, and of of the holders of the Company’s 8% Senior Secured Convertible Promissory Notes

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATTIS INDUSTRIES INC.

Date: September 4, 2018	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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